CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Highlights”, and to the incorporation by reference of our reports dated May 15, 2009 for Van Kampen Asset Allocation Conservative Fund, Van Kampen Asset Allocation Growth Fund, Van Kampen Asset Allocation Moderate Fund and Van Kampen Leaders Fund, and February 19, 2010 for Van Kampen Harbor Fund, Van Kampen Real Estate Securities Fund and Van Kampen U.S. Mortgage Fund, in this Post-Effective Amendment No. 88 to the Registration Statement (Form N-1A No. 002-57526) of AIM Growth Series (Invesco Growth Series) and the related Prospectuses of Invesco Van Kampen Asset Allocation Conservative Fund, Invesco Van Kampen Asset Allocation Growth Fund, Invesco Van Kampen Asset Allocation Moderate Fund, Invesco Van Kampen Leaders Fund, Invesco Van Kampen Harbor Fund, Invesco Van Kampen Real Estate Securities Fund and Invesco Van Kampen U.S. Mortgage Fund, and the Statement of Additional Information of AIM Growth Series (Invesco Growth Series).
/s/ ERNST & YOUNG LLP
Chicago, Illinois
May 24, 2010